UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2011

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Blvd. Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of the Shareholders of the Company was held on October 26, 2011.

(b)(i)	The Shareholders elected the following directors for a term expiring at the Annual Meeting of Shareholders in 2012, as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Robert G. Bohn	118,404,547	7,694,754	8,237,766
Linda S. Harty	118,340,011	7,759,290	8,237,766
William E. Kassling	121,993,080	4,106,221	8,237,766
Robert J. Kohlhepp	118,075,774	8,023,527	8,237,766
Klaus-Peter Müller	121,611,438	4,487,863	8,237,766
Candy M. Obourn	113,032,331	13,066,970	8,237,766
Joseph M. Scaminace	121,179,714	4,919,587	8,237,766
Wolfgang R. Schmitt	120,518,646	5,580,655	8,237,766
Åke Svensson	122,076,182	4,023,119	8,237,766
James L. Wainscott	122,168,886	3,930,415	8,237,766
Donald E. Washkewicz	120,681,622	5,417,679	8,237,766

(ii)	The Shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012, as follows:

For:	131,581,166
Against:	2,174,944
Abstain:	580,957

(iii)	The Shareholders approved, on a non-binding, advisory basis, the compensation of the named executive officers of the Company, as follows:

For:	100,867,235
Against:	22,534,194
Abstain:	2,697,872
Broker Non-Votes:	8,237,766

(iv)	The Shareholders voted, on a non-binding, advisory basis, whether an advisory shareholder vote on the compensation of the named executive officers of the Company would occur every 1, 2 or 3 years, as follows:

1 year:	109,097,268
2 years:	1,126,454
3 years:	13,794,635
Abstain:	2,080,944
Broker Non-Votes:	8,237,766

(v)	The Shareholders did not approve a shareholder proposal to amend the Company’s Code of Regulations to separate the roles of Chairman of the Board and Chief Executive Officer, as follows:

For:	28,792,414
Against:	95,791,940
Abstain:	1,514,947
Broker Non-Votes:	8,237,766

(d) In accordance with the Board of Directors’ recommendation and after consideration of the results of the advisory shareholder vote shown in (b)(iv) above, the Board of Directors has determined that an advisory shareholder vote on the compensation of the named executive officers of the Company will occur on an annual basis, until the next advisory shareholder vote on the frequency of the advisory shareholder vote on the compensation of the named executive officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Thomas A. Piraino, Jr.
Thomas A. Piraino, Jr.
Vice President and Secretary

Date: October 31, 2011